SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                January 12, 2004

                     Performance Technologies, Incorporated

             (Exact name of registrant as specified in its charter)

 Delaware                             0-27460                      16-1158413
(State or other jurisdiction       (Commission                   (IRS Employer
      of incorporation)            File Number)              Identification No.)

205 Indigo Creek Drive, Rochester, N.Y.                             14626
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code (585) 256-0200

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On January 12, 2004 the Registrant announced it has entered an agreement to acquire Mapletree Networks(R), Inc., a leader in digital signal processing (DSP) products for voice over Internet Protocol (VoIP), wireless and media processing applications, in a purchase of assets transaction. Mapletree Networks will become a fully owned operating unit of Performance Technologies, expanding the company's product offering to provide comprehensive platform configurations to original equipment manufacturers (OEMs) and system integrators.

Mapletree Networks develops voice, data and fax technology solutions built on high-performance DSP and RISC processors. The core of Mapletree's technology offering is the award-winning and extensive UniPorte Software Architecture(TM), which provides a comprehensive software capability for the development of IP-based communications network equipment. The UniPorte Software Architecture and related DSP hardware highly complements Performance Technologies' IPnexus(TM) and Advanced Managed Platform products and strengthens the company's comprehensive line of embedded systems platforms and components.

"This acquisition will further expand Performance Technologies' platform and product offering, enabling the company to offer nearly all necessary technology elements to customers serving our targeted communications, commercial and military embedded system markets," said Don Turrell, president and CEO of Performance Technologies. "As our customers continue to interact with a select number of more strategic vendors, a more complete system platform offering directly strengthens and expands our relationship with these companies."

The addition of the Mapletree product line allows Performance Technologies to better participate in the VoIP market, a resurging segment fueled by the growth of affordable broadband and the ongoing expansion in the wireless market. The total market opportunity for the Mapletree class of product was estimated at $2.29B in 2003 (source: InStat Research, Forward Concepts), and Performance Technologies estimates the ability to compete for opportunities in 20 percent of that market. Sources also predict a compound annual market growth in this segment to be greater than 40 percent through 2006. The acquisition provides a substantial increase in the current served market for the expanded Performance Technologies product line.

"By joining Performance Technologies, we are able to provide our customers with an increased product selection, added services and support, and an even greater level of vendor confidence," said Sean Aruda, president and CEO of Mapletree Networks. "Additionally, our technology solutions are an excellent fit with the Performance Technologies IPnexus platform products and collectively create significant new market opportunities for the newly combined company."

Completion of the transaction is expected on or before January 31, 2004 for a total cash consideration up to $8.25 million, which includes a potential contingent earn-out component of approximately 30 percent. Once completed, this new business unit of Performance Technologies will continue management and engineering operations in its Norwood, Massachusetts facility, with engineering operations in Toronto, Canada and sales offices in San Diego, California, Cambridgeshire, U.K. and Beijing, China.

A conference call will be held on Tuesday, January 13, 2004 at 11:00 a.m. EST to discuss the details of this announcement. All interested institutional investors can participate by dialing 888-423-7081. The conference call will be available for all other investors simultaneously at 888-701-8678. The conference ID number is 4942344. A digital recording will be available two hours after the completion of the conference call from January 13, 2004 to January 16, 2004. To access, U.S./Canada participants should dial 800-642-1687, and international/local participants should dial 706-645-9291 and enter the conference ID 4942344. A live Webcast of the conference call will be available on the Performance Technologies web site (www.pt.com). The Webcast will be archived to the site within two hours after the completion of the call.

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) is a leading developer of unified embedded computing products and system-level solutions for the communications, military and commercial markets. Serving the industry for over 20 years, our packet-based products enable equipment manufacturers and carriers to provide highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California and Ottawa , Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid or unexpected changes in technologies, cancellation or delay of customer orders including those relating to design wins, changes in the product or customer mix of sales, delays in new product development, customer acceptance of new products and customer delays in qualification of products. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2002, as reported in its Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

Note to Editors: Brand or product names are registered trademarks or trademarks of their respective holders.